Exhibit 16

July 6, 2006

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Owens Mortgage Investment Fund, a California Limited Partnership

File No. 000-17248

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Owens Mortgage Investment Fund, a California Limited Partnership dated July 5, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP